UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

THE STANLEY WORKS
(Exact name of Registrant as specified in its charter)

Connecticut (State of incorporation)	1-5244 (Commission File No.)	06-0548860 (IRS Employer Identification No.)

1000 Stanley Drive
New Britain, Connecticut 06053
(Address of principal executive offices)

Registrant’s telephone number: (860) 225-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 27, 2008, The Stanley Works (the “Registrant”) entered into an Amended and Restated Credit Agreement (the “Amended Agreement”) by and among the Registrant, each of the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Banc of America Securities LLC, as lead arrangers and book runners, and Bank of America, N.A., as syndication agent, to provide for extensions of credit and commitments up to an aggregate of $800 million (the “Amended Credit Facility”) and to effect other amendments as further described herein.

The Amended Agreement amends and restates an Amended and Restated Credit Agreement dated December 1, 2005 among the Registrant, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., as lead arranger and book runner, and Bank of America, N.A., BNP Paribas and UBS Securities LLC, as co-syndication agents, to obtain extensions of credit and commitments aggregating $550 million, as previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2005.

The Amended Credit Facility consists of a $800 million revolving credit loan. Borrowings under the Amended Credit Facility bear interest at a floating rate or rates equal to, at the option of the Registrant, the Eurocurrency rate or the prime rate plus a margin specified in the Amendment Agreement for Eurocurrency rate advances. A certain amount of the borrowings may be made in Euros or Pounds Sterling by certain designated subsidiaries of the Registrant.

The Registrant must repay all advances by the earlier of (i) February 27, 2013 or (ii) the date of termination in whole, at the election of the Registrant, of the commitments by the lenders under the Amended Credit Facility pursuant to the terms of the Amended Agreement (the “Termination Date”). The Amended Agreement provides the Registrant with the right to request prior to February 27, 2009 and prior to February 27, 2010 (each, a “Relevant Anniversary”) that the Termination Date of the Amended Agreement be extended for one year (each such extension, an “Extension”) as long as certain conditions specified in the Amended Agreement are satisfied. Any lender may refuse the request for an Extension (each such lender, a “Declining Lender”). Any Declining Lender may be replaced by the Registrant with one or more Eligible Assignees, as such term is defined in the Amended Agreement, with the approval of the Administrative Agent.

None of the proceeds from the Amended Credit Facility were drawn down at closing. The Registrant may be required to prepay any borrowings under the Amended Credit Facility upon a change of control.

The Amended Agreement contains covenants that include, among other things:

• a limitation on creating liens on certain property of the Registrant and its subsidiaries;

• a restriction on mergers, consolidations and sales of substantially all of the assets of the Registrant or its subsidiaries;

• maintenance of specified financial ratios; and

• a restriction on entering into certain sale-leaseback transactions.

The Amended Credit Facility contains customary events of default. If an event of default occurs and is continuing, the Registrant might be required to repay all amounts outstanding under the Amended Credit Facility.

The investment banking firms that are a party to the Amended Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates.

The description contained herein is a summary of certain material terms of the Amended Agreement and is qualified in its entirety by reference to the Amended Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)    Not applicable

(b)    Not applicable

(c)    Exhibits

10.1
Amended and Restated Credit Agreement, dated as of February 27, 2008, by and among the Registrant, the lenders named therein, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Runners, and Bank of America, N.A., as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2008

The Stanley Works

By:	/s/ Bruce H. Beatt
Bruce H. Beatt
Vice President, General Counsel and Secretary